TEL-ONE, INC



                           Filing Type:   POS AM
                           Description:   Post-Effective Amendment
                           Filing Date:   August 16, 2001
                           Period  End:   N/A


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                         POST EFFECTIVE Amendment No. 1
                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------

                                  TEL-ONE, INC.
                        ---------------------------------
             (Exact Name of registrant as specified in its charter)

          FLORIDA                    59-3680738                  4813
-----------------------------  ----------------------  ------------------------
(State or other jurisdiction        (IRS Employer        (Primary Standard
  of incorporation)            Identification Number) Industrial Classification
                                                                 Code)

                           Registration No. 333-53050

                           5414 West Crenshaw Street
                              Tampa, Florida 33602

             ------------------------------------------------------
              (Address, including zip code, and telephone umber,
       including area code, of registrant's principal executive offices)

                     W. Kris Brown, Chief Executive Officer
                          And Chief Operating Officer
                           5414 West Crenshaw Street
                              Tampa, Florida 33602
                 Telephone: (813) 496-1149  Fax: (813) 243-0777

            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            Glenn E. Goldberg, Esq.
                            Goldberg Law Group, P.A.
                             100 South Ashley Drive
                                   Suite 2200
                              Tampa, Florida 33602
                                 (813) 223-4440


        Approximate date of commencement of proposed sale to the public:

 As soon as practicable after the effective date of this registration statement.


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If  any  of  the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                                EXPLANATORY NOTE

          This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form SB-2 (Registration No.333-53050) (the "Registration Statement") of Tel-One, Inc., a Florida corporation (the "Company") pursuant to Item 512 of Regulation S-B to remove from registration any of the securities that remained unsold at the end of the offering. The Company's Registration Statement was declared effective on June 22, 2001 for the purpose of registering up to 1,000,000 shares of the company's common stock under the Securities Act of 1933. The Company sold 300,000 shares of common stock pursuant to its Registration Statement. In accordance with Item 512 of Regulation S-B, the Company is removing from registration the remaining 700,000 shares that were unsold at the end of the offering. All other provisions of the registration statement as filed remain in effect.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, Tel-One, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Tampa, Florida on the 16th day of August, 2001.

                                       TEL-ONE, INC.

                                   By: /s/  W. Kris Brown
                                       ------------------------------
                                       W. Kris Brown
                                       Chief Executive Officer, President,
                                       and Director


          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                                      Date
---------                   ---------                                   -------

/s/ W. Kris Brown     Chief Executive Officer, President         August 16, 2001
--------------------  and Director
  W. Kris Brown


/s/ Chuck Williams    Secretary, and Director                    August 16, 2001
--------------------
   Chuck Williams


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